UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 17, 2025

National Vision Holdings, Inc.

(Exact name of registrant as specified in its charter)

001-38257

(Commission file number)

Delaware	46-4841717
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2435 Commerce Ave.
Building 2200	30096
Duluth, Georgia	(Zip Code)
(Address of principal executive offices)

(770) 822-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2025, National Vision Holdings, Inc. (“National Vision”) entered into a Cooperation Agreement (the “Cooperation Agreement”), by and between National Vision and Engine Capital, L.P., a Delaware limited liability partnership (together with its affiliates, “Engine”).

Pursuant to the Cooperation Agreement, the Board of Directors of National Vision (the “Board”) (i) increased the size of the Board from nine to eleven directors, (ii) appointed James M. McGrann and Michael J. Nicholson (together, the “New Directors”) as directors with terms expiring at National Vision’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”) and (iii) appointed Mr. McGrann to the Board’s Compensation Committee and Mr. Nicholson to the Board’s Audit Committee and the Board’s Nominating and Corporate Governance Committee.

National Vision has agreed to include Mr. McGrann and Mr. Nicholson on its slate of director nominees for the 2025 Annual Meeting and to solicit proxies for the election, and support and recommend for the election, of Mr. McGrann and Mr. Nicholson at the 2025 Annual Meeting.

Until the Termination Date (as defined below) and as long as Engine’s Net Long Position (as defined in the Cooperation Agreement) remains at or above 2.5% of the then-outstanding shares of National Vision’s common stock, par value $0.01 per share, as of such time, in the event that (i) Mr. Nicholson is no longer able to serve as a director of National Vision, Engine would be entitled to designate a replacement candidate, subject to the approval of the Board, and (ii) Mr. McGrann is no longer able to serve as a director of National Vision, National Vision and Engine would cooperate in good faith to select a mutually agreeable replacement candidate.

Pursuant to the Cooperation Agreement, National Vision has also agreed to form an operationally focused Advisory Committee of the Board (the “Advisory Committee”) that will oversee the transformation work currently undertaken by management with the help of National Vision’s consultant. The Advisory Committee will be composed of four directors: Mr. McGrann, Mr. Nicholson, D. Randolph Peeler and Susan Somersille Johnson.

The Cooperation Agreement contains customary voting commitment, standstill, non-disparagement and expense reimbursement provisions. The Cooperation Agreement will terminate on the date that is thirty days prior to the advance notice deadline for director nominations for election to the Board at the 2026 annual meeting of stockholders, unless earlier terminated by mutual written agreement (the “Termination Date”).

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 above of this Form 8-K is hereby incorporated herein by reference. Effective March 17, 2025, James M. McGrann and Michael J. Nicholson have been appointed as members of the Board. Messrs. McGrann and Nicholson are deemed to qualify as independent under the director independence standards set forth in the rules and regulations of the SEC and applicable Nasdaq listing standards. Mr. McGrann has been appointed to the Board’s Compensation and Advisory Committees. Mr. Nicholson has been appointed to the Board’s Audit, Nominating and Corporate Governance, and Advisory Committees.

Mr. McGrann, 62, is an eye care industry veteran with nearly 30 years of experience across the industry serving in Chief Executive Officer, Chief Technology Officer and Chief Information Officer roles throughout his career. Mr. McGrann currently serves as CEO of Advancing Eyecare, a leading provider of ophthalmic instruments, and previously led Professional Eye Care Associates of America (PECAA), VSP Global and VSP Vision Care, among other positions. He began his career as a management consultant for 15 years and was a senior executive at Accenture and IBM and a partner at Ernst & Young. He serves on the board of directors of the private optical software company, Ocuco, and previously served on the board of directors of the private optical company, Keplr. He is the current chairman of the board for Prevent Blindness. Mr. McGrann holds a Bachelor of Science in Industrial Engineering from Columbia University.

Mr. Nicholson, 58, is a seasoned retail executive with extensive expertise in business transformation, operations, and finance. He currently serves as the President and Chief Operating Officer of J.Crew Group, where he has held multiple leadership roles, including Interim Chief Executive Officer and Chief Financial Officer. Prior to joining J.Crew, Mr. Nicholson was the Chief Operating Officer and Chief Financial Officer at ANN INC. and Victoria’s Secret Beauty. His career also includes senior leadership positions at Colgate-Palmolive, Altria, and PwC, where he played key roles in financial strategy and operational excellence. Mr. Nicholson holds a Bachelor’s degree in Accounting from Niagara University and a Masters in Business Administration from St. John’s University and is a Certified Public Accountant.

Except for the Cooperation Agreement, there is no arrangement or understanding between National Vision and either of the New Directors pursuant to which either of the New Directors were appointed to the Board, and there have been no related party transactions between National Vision and either of the New Directors that would be reportable under Item 404(a) of Regulation S-K. Messrs. McGrann and Nicholson will receive compensation consistent with National Vision’s compensation program for non-employee directors, as described in National Vision’s proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on April 25, 2024. Messrs. McGrann and Nicholson will enter into National Vision’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.36 to Amendment No. 2 to National Vision’s Registration Statement on Form S-1 (File No. 333-220719) and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 17, 2025, National Vision issued a press release announcing the matters addressed above. A copy of the press release is furnished with this report as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto is being furnished to the SEC and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of National Vision’s filings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, dated March 17, 2025, by and between National Vision Holdings, Inc. and Engine Capital, L.P.
99.1	National Vision Holdings, Inc. Press Release dated March 17, 2025.
104	Cover page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: March 17, 2025	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Senior Vice President, Chief Legal and Strategy Officer and Secretary